Total Luxury Group Completes Licensing Agreement With Castle Hill Apparel, Inc.

The Company to Exhibit at MAGIC

NEW YORK, NY -- 08/24/2006 -- Total Luxury Group, Inc. (OTCBB: TLEI) announced today that they have completed a license agreement with Castle Hill Apparel, Inc. for the worldwide master licenses for the young men's labels Y-Chrome and Type-Y, which were formally shipped under Y.M.L.A., Inc.

Y-Chrome is an established trend resource in the Young Men's apparel business. Specializing in knits and woven tops, the brand has been featured at major retailers such as Federated Department Stores, Mervyn's, Kohl's and Stage Doors. Over the past 2 years, sales have averaged approximately 5 Million Dollars per year. Recognizing the need to reach a broader audience in February 2006, Y-Chrome launched a new brand, "Type-Y," targeting a new emerging customer for premium product. Geared to the upscale specialty environment, this product offers an opportunity for growth which will enable the company to service a broader spectrum of retailers.

With the support of Total Luxury Group, the company expects to achieve significant growth in sales and product categories.

Janon Costley, COO of Total Luxury Group, said, "The key ingredients to the success of Y-Chrome has been and continues to be trend-right product, competitive pricing and reliable production."

To further develop the young men's business the Company has established a wholly owned subsidiary by the name of Y Brands, Inc. This division will assume and develop the worldwide exclusive master-license for the trademarks Y-Chrome and Type-Y, including actively seeking out promotional opportunities and licensing deals for both labels in other related categories.

The Company to exhibit at MAGIC

In addition, the Company will exhibit August 28-31, 2006 at this year's MAGIC tradeshow in Las Vegas, Nevada, the largest, most comprehensive men's apparel and accessory trade event in the United States. Y Brands, Inc. will feature both labels at exhibition booth #YM21213, which is located in South Hall of the Las Vegas Convention Center.

About Total Luxury Group, Inc.

Total Luxury Group, Inc., which currently holds a distributorship agreement for MCM, AG, has been seeking additional opportunities within the consumer products industry, for acquisition of companies that have a proven management team, and desirable products or services. In July of 2006, Total Luxury Group, Inc. acquired International Apparel Group, Inc., an apparel holding company that through its subsidiary companies manufactures and sells apparel to major retailers and distributors around the world.

About MAGIC

MAGIC, founded in 1933 as an annual show hosted by the Men's Apparel Guild in California, has become the largest, most comprehensive men's apparel and accessory trade event in the U.S. MAGIC delivers retail buyers from around the world, representing the largest gathering of buying power in the U.S. MAGIC exhibitors represent every major category in the men's apparel industry -- designer, premium contemporary, casual, street wear, active sporting wear, accessories, young men's and kids -- offering MAGIC buyers an all-encompassing shopping experience. Over the years, MAGIC has evolved into the dominant buying event in the men's apparel industry.

Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that involve substantial risks and uncertainties. When used in this press release and in any documents incorporated by reference herein, the words "expects," "will" and similar expressions identify certain of such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of management and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company's control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive, and other factors affecting the Company and its operations; and other risk factors. TLEI cautions that the foregoing factors are not exclusive. TLEI assumes no obligation to update the information contained in this press release.

CONTACT:
TOTAL LUXURY GROUP, INC.
International Apparel Group, Inc.
MIAMI, FL
Janon Costley
(305) 892-6744